Exhibit 99.4
Unaudited Pro Forma Combined Financial Statements
On September 10, 2007, GSI Commerce, Inc. (the “Company”) completed the acquisition of Accretive Commerce, Inc. (“Accretive”). Pursuant to an Agreement and Plan of Merger dated as of August 16, 2007 among the Company, Blue Route, Inc. (“Newco”), a wholly-owned subsidiary of the Company, Accretive and certain of the principal stakeholders of Accretive, Newco merged with Accretive and Accretive survived the merger as a wholly-owned subsidiary of the Company. The accompanying unaudited pro forma combined financial statements give pro forma effect to the Company’s acquisition of Accretive, which closed on September 10, 2007, assuming a purchase price of $98.6 million in cash, including acquisition costs of $1.1 million, using the purchase method of accounting.
The following unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of the Company and Accretive. This information should be read in conjunction with, and is qualified in its entirety, by the consolidated financial statements and accompanying notes of the Company and Accretive incorporated by reference into this current report.
The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of Accretive, as the process to assign a fair value to the various tangible and intangible assets acquired has not yet been completed. Final adjustments could result in a materially different purchase price and/or allocation and of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense recorded in the consolidated statements of operations. The effect of the changes to the consolidated statements of operations will depend on the final purchase price and the nature and amount of the final purchase price allocation and could be material.
The accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 30, 2006 and the nine-months ended September 29, 2007 assumes that the acquisition took place on January 1, 2006, which was the first day of fiscal 2006. The unaudited pro forma combined statement of operations for the fiscal year ended December 30, 2006 combines the Company’s audited consolidated statement of operations for the fiscal year ended December 30, 2006 with Accretive’s audited consolidated statement of operations for the year ended December 31, 2006. Accretive’s revenues, expenses and net income for the one day ended December 31, 2006 were immaterial. The unaudited pro forma combined statement of operations for the nine-months ended September 29, 2007 combines the Company’s unaudited consolidated statement of operations for the nine-months ended September 29, 2007 with Accretive’s unaudited consolidated statement of operations for the period from January 1, 2007 to September 9, 2007. Accretive’s results of operations are included in the Company’s consolidated statement of operations beginning on the acquisition date of September 10, 2007 through September 29, 2007. A pro forma balance sheet is not included as the balance sheet effects of the acquisition are reflected in the Company’s Condensed Consolidated Balance Sheet as of September 29, 2007 included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2007. Reclassifications have been made to the consolidated statements of operations of Accretive in order to conform to the Company’s financial statement classifications as described in “Note 2 — Unaudited Pro Forma Adjustments.”
The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands)

	GSI Commerce, Inc.	Accretive Commerce, Inc.	Preliminary
	Nine-months ended	Period from January 1, 2007	Pro Forma		Pro forma
	September 29, 2007	to September 9, 2007	Adjustments		Combined
Revenues:
Net revenues from product sales	$289,053	$8,014	$—		$297,067
Service fee revenues	125,780	46,998	—		172,778

Net revenues	414,833	55,012	—		469,845
Cost of revenues from product sales	207,843	7,355	—		215,198

Gross profit	206,990	47,657	—		254,647

Operating expenses:
Sales and marketing	132,802	32,668	—		165,470
Product development	44,737	6,290	—		51,027
General and administrative	31,014	6,398	(777	)(a)	36,635
Depreciation and amortization	23,744	1,060	3,622	(b)	28,426

Total operating expenses	232,297	46,416	2,845		281,558

(Loss) income from operations	(25,307)	1,241	(2,845)		(26,911)

Other (income) expense:
Interest expense	3,842	10	—		3,852
Interest income	(7,025)	(43)	3,375	(c)	(3,693)
Other expense, net	51	3,838	—		3,889

Total other (income) expense	(3,132)	3,805	3,375		4,048

Loss before income taxes	(22,175)	(2,564)	(6,220)		(30,959)
Benefit for income taxes	(8,711)	—	(2,376	)(d)	(11,087)

Net loss	$(13,464)	$(2,564)	$(3,844)		$(19,872)

Basic and diluted loss per share:

Net loss	$(0.29)				$(0.43)

Weighted average shares outstanding - basic and diluted	46,320				46,320

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands)

	GSI Commerce, Inc.	Accretive Commerce, Inc.	Preliminary
	Fiscal Year Ended	Fiscal Year Ended	Pro Forma		Pro forma
	December 30, 2006	December 31, 2006	Adjustments		Combined
Revenues:
Revenues	$—	$79,777	$(79,777	)(e)	$—
Net revenues from product sales	461,183	—	7,179	(e)	468,362
Service fee revenues	148,370	—	72,669	(e)	221,039

Net revenues	609,553	79,777	71		689,401
Cost of revenues from product sales	331,253	58,113	(51,449	)(f)	337,917

Gross profit	278,300	21,664	51,520		351,484

Operating expenses:
Selling, general and administrative expenses	—	18,968	(18,968	)(g)	—
Sales and marketing	165,919	—	51,664	(h)	217,583
Product development	45,375	—	8,710	(i)	54,085
General and administrative	36,062	—	8,969	(j)	45,031
Depreciation and amortization	21,297	1,609	8,072	(k)	30,978

Total operating expenses	268,653	20,577	58,447		347,677

Income (loss) from operations	9,647	1,087	(6,927)		3,807

Other (income) expense:
Interest expense	3,107	—			3,107
Interest income	(6,075)	(496)	4,291	(l)	(2,280)
Other expense (income), net	37	(94)	—		(57)
Impairment on investment	2,873	—	—		2,873

Total other (income) expense	(58)	(590)	4,291		3,643

Income (loss) before income taxes	9,705	1,677	(11,218)		164
(Benefit) provision for income taxes	(43,728)	253	(4,319	)(m)	(47,794)

Net income (loss) prior to cumulative effect of change in accounting principle	$53,433	$1,424	$(6,899)		$47,958

Basic earnings per share:
Prior to cumulative effect of change in accounting principle	$1.18				$1.06

Diluted earnings per share:
Prior to cumulative effect of change in accounting principle	$1.09				$0.99

Weighted average shares outstanding — basic	45,174				45,174

Weighted average shares outstanding — diluted	50,624				50,624

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(in thousands)
NOTE 1—BASIS OF PRESENTATION
On September 10, 2007, GSI Commerce, Inc. (the “Company”) completed the acquisition of Accretive Commerce, Inc. (“Accretive”). Pursuant to an Agreement and Plan of Merger dated as of August 16, 2007 among the Company, Blue Route, Inc. (“Newco”), a wholly-owned subsidiary of the Company, Accretive and certain of the principal stakeholders of Accretive, Newco merged with Accretive and Accretive survived the merger as a wholly-owned subsidiary of the Company. Accretive is an e-commerce solutions provider that offers e-commerce technology, customer care and fulfillment solutions as well as related services.
The total preliminary purchase price is $98,600, including estimated acquisition related transaction costs of approximately $1,100.
The accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 30, 2006 and the nine-months ended September 29, 2007 assumes that the acquisition took place on January 1, 2006, which was the first day of fiscal 2006. The unaudited pro forma combined statement of operations for the fiscal year ended December 30, 2006 combines the Company’s audited consolidated statement of operations for the fiscal year ended December 30, 2006 with Accretive’s audited consolidated statement of operations for the year ended December 31, 2006. Accretive’s revenues, expenses and net income for the one day ended December 31, 2006 were immaterial. The unaudited pro forma combined statement of operations for the nine-months ended September 29, 2007 combines the Company’s unaudited consolidated statement of operations for the nine-months ended September 29, 2007 with Accretive’s unaudited consolidated statement of operations for the period from January 1, 2007 to September 9, 2007. Accretive’s results of operations are included in the Company’s consolidated statement of operations beginning on the acquisition date of September 10, 2007 through September 29, 2007. A pro forma balance sheet is not included as the balance sheet effects of the acquisition are reflected in the Company’s Condensed Consolidated Balance Sheet as of September 29, 2007 included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2007.
The pro forma combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.
NOTE 2—UNAUDITED PRO FORMA ADJUSTMENTS
The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of Accretive, as the process to assign a fair value to the various tangible and intangible assets acquired has not yet been completed. Final adjustments could result in a materially different purchase price and/or allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense recorded in the consolidated statement of operations.

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the nine-months ended September 29, 2007 are as follows:
(a)	Represents the elimination of intercompany management fees paid by Accretive to its parent. The Company is not required to pay these management fees.

(b)
Represents $3,521 of additional amortization expense resulting from the preliminary allocation of a portion of the purchase price to intangible assets primarily consisting of contractual customer relationships and non-compete agreements with certain key employees and selling shareholders of Accretive. The contractual customer relationships are amortized in proportion to the expected future cash flows over the lives of the contracts and the non-compete agreements with certain key employees and selling shareholders are amortized straight-line over the terms of the non-compete agreements. These intangible assets have useful lives of three to five years. Also includes $101 in additional depreciation expense resulting from the preliminary allocation of a portion of the purchase price to property, plant and equipment acquired from Accretive.

(c)	Represents a reduction to interest income to reflect the use of the Company’s marketable securities to fund the acquisition on the first day of the period presented.

(d)	Represents the income tax effect of the pro forma adjustments, recorded at the Company’s estimated statutory rate of 38.2%.
The pro forma adjustments included in the unaudited pro forma combined statement of operations for the fiscal year ended December 30, 2006 are as follows:
(e)
Represents a reclassification of Accretive’s reported revenue. Accretive reported all of its revenue, which included service fee revenues and net revenues from product sales, as a single consolidated amount on its statements of operation. The Company allocated Accretive’s revenue to net revenues from product sales and to service fee revenues to conform to the presentation of the Company’s statements of operations.

(f)
Represents a reclassification of Accretive’s reported cost of revenues. Accretive’s cost of revenues included freight costs and costs directly related to Accretive’s customer care and fulfillment operations. The Company reclassified $51,520 of customer care and fulfillment expenses to sales and marketing expenses and reclassed $71 of freight reimbursements to net revenues from product sales.

(g)
Represents a reclassification of Accretive’s reported selling, general and administrative expenses to sales and marketing, product development, and general and administrative expenses to conform to the presentation of the Company’s statements of operations.

(h)	Represents a reclassification of $144 from Accretive’s reported selling general and administrative expenses and $51,520 from Accretive’s reported cost of revenues.

(i)	Represents reclassification from Accretive’s reported selling general and administrative expenses.

(j)
Represents $1,145 reduction from the elimination of intercompany management fees paid by Accretive to its parent and $10,114 from the reclassification of Accretive’s reported selling, general and administrative expenses. The Company is not required to pay management fees after the acquisition.

(k)
Represents $7,989 of additional amortization expense resulting from the preliminary allocation of a portion of the purchase price to intangible assets primarily consisting of contractual customer relationships and non-compete agreements with certain key employees and selling shareholders of Accretive. The contractual customer relationships are amortized in proportion to the expected future cash flows over the lives of the contracts and the non-compete agreements with certain key employees and selling shareholders are amortized straight-line over the terms of the non-compete agreements. These intangible assets have useful lives of three to five years. Also includes $83 in additional depreciation expense resulting from the preliminary allocation of a portion of the purchase price to property, plant and equipment acquired from Accretive.

(l)	Represents a reduction to interest income to reflect the use of the Company’s marketable securities to fund the acquisition on the first day of the period presented.

(m)	Represents the income tax effect of the pro forma adjustments, recorded at the Company’s estimated statutory rate of 38.5%.